Exhibit 5.1

MORRISON	FOERSTER	1650 Tysons Boulevard Suite 300 McLean, Virginia 22102	morrison & foerster llp
new york, san francisco, los angeles, palo alto, san diego, washington, d.c.
		Telephone: 703.760.7700	denver, northern virginia, orange county, sacramento, walnut creek, century city
Facsimile: 703.760.7777

		www.mofo.com	tokyo, london, beijing,
shanghai, hong kong,
singapore, brussels

December 21, 2006

SI International Inc.
12012 Sunset Hills Road
Reston, Virginia  20190

Re:                               SI International Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SI International Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of  (i) unsecured debt securities of the Company (the “Debt Securities”), including senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the Subordinated Debt Securities”), as well as guarantees (the “Guarantees”), if applicable, of the Senior Debt Securities or Subordinated Debt Securities by one or more of the Company’s subsidiaries set forth on Exhibit A attached hereto (each, a “Guarantor” and, collectively, the “Guarantors”), (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any shares issuable upon conversion, exercise or exchange of the Debt Securities, the Preferred Stock (as defined herein) or the Warrants (as defined herein), (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) Preferred Stock represented by depositary receipts (“Depositary Shares”), (v) warrants to purchase shares of Common Stock (the “Common Stock Warrants”) and (vi) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants,” and together with the Common Stock Warrants, the “Warrants”).  Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary.  The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to as the “Securities.”  The Securities being registered under the Registration Statement will be offered by the Company or by selling securityholders on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

MORRISON	FOERSTER

SI International Inc.
December 21, 2006
Page Two

The Senior Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Senior Indenture”) to be entered into between the Company and one or more trustees (the “Trustees”) or other parties to the Senior Indenture. The Subordinated Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Debt Indentures”) to be entered into between the Company and one or more trustees (the “Trustees”) or other parties to the Subordinated Indenture.

The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, one or more institutions as identified in the applicable Warrant Agreement, and the holders from time to time of the Warrants.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and the Guarantors other than SI International Technology Services, Inc. (the “Covered Guarantors”) (individually, a “Document” and, collectively with the Registration Statement, the “Documents”) and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.  We also have examined the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)            the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)           limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Debt Securities, Common Stock, Preferred Stock, Depository Shares or Warrants, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)          the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

MORRISON	FOERSTER

SI International Inc.
December 21, 2006
Page Three

(iv)          we express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v)           we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;

(vi)          the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii)         we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(viii)        except to the extent encompassed by an opinion set forth below with respect to the Company and the Covered Guarantors, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(ix)           our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.             The Debt Securities, when issued pursuant to a valid, binding and enforceable Debt Indenture, will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable.

2.             The Common Stock will be duly and validly issued, fully paid and nonassessable.

3.             Assuming that the issuance and terms of any series of Preferred Stock and the terms of the offering thereof have been duly authorized, when (a) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and accepted for record and (b) in the case of any shares of Preferred Stock to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

MORRISON	FOERSTER

SI International Inc.
December 21, 2006
Page Four

4.             Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (a) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company and (b) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Stock in accordance with the Deposit Agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

6.             Assuming that the issuance and terms of any Guarantees of each of the Covered Guarantors and the terms of the offering thereof have been duly authorized, when (a) applicable documents evidencing the Guarantees have been duly authorized, executed and delivered by such Covered Guarantor and (b) such Guarantees have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Guarantees will constitute valid and binding obligations of such Covered Guarantor, enforceable against such Covered Guarantor in accordance with their terms.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company (or the Covered Guarantor, if applicable), we have assumed that the Company (or the Covered Guarantor, if applicable) and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company (or the Covered Guarantor, if applicable) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (or the Covered Guarantor, if applicable), (ii) the

MORRISON	FOERSTER

SI International Inc.
December 21, 2006
Page Five

stock certificates evidencing the Preferred Stock will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law, (iii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iv) the Company (or the Covered Guarantor, if applicable) will authorize the offering and issuance of the Securities and will authorize, execute and deliver the applicable Debt Indenture, Deposit Agreement or Warrant Agreement with any amendments or supplemental indentures thereto and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, (vi) in the case of the Common Stock and the Preferred Stock, a sufficient number of shares will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock or Preferred Stock, as applicable and (vii) in the case of Guarantees, a supplemental indenture and/or other document evidencing the Guarantees will have been executed and delivered by the applicable Covered Guarantor and any other party thereto.

We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, the laws of the Commonwealth of Virginia, the State of Colorado and the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission.  We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

MORRISON	FOERSTER

SI International Inc.
December 21, 2006
Page Six

Exhibit A

SI International Application Development, Inc.

SI International Consulting, Inc.

SI International Learning, Inc.

SI International Engineering, Inc.

SI International Telecom Corporation

MATCOM International Corp.

SI International Technology Services, Inc. (f/k/a Materials, Communication

and Computers, Inc.)

Bridge Technology Corporation

Shenandoah Electronic Intelligence, Inc.

SI International SEIT, Inc. (f/k/a SEI Technology, Inc.)

Zen Technology, Inc.